                                                                   EXHIBIT 10.26

                        CUPERTINO NATIONAL BANK & TRUST
                           EMPLOYMENT, SEVERANCE AND
                         RETIREMENT BENEFITS AGREEMENT


          THIS EMPLOYMENT, SEVERANCE AND RETIREMENT BENEFITS AGREEMENT (the "Agreement") is made and entered on this 31st day of July, 1995 and is effective as of April 14, 1995, by and between CUPERTINO NATIONAL BANCORP (the "Corporation"), its wholly owned subsidiary CUPERTINO NATIONAL BANK & TRUST (the "Bank") and DAVID HOOD ("Employee").

     The Corporation, Bank and Employee agree as follows:

1.   DEFINITIONS
     -----------

     1.1 "Agreement" means only the agreement contained in this document and as modified in writing pursuant to section 10.5 herein.

     1.2    "Anniversary Date" means the date one (1) year from the Effective
Date.

     1.3 "Bank" means Cupertino National Bank & Trust, and any successor to its business or assets which executes and delivers the Agreement as provided by section 10.2 herein or which becomes bound by this Agreement by operation of law.

     1.4    "Board" means the Board of Directors of the Bank.

     1.5    "Cause" means (1) Employee's acts of personal dishonesty;
willful misconduct; breach of fiduciary duty or violation of banking law involving an intent to obtain personal or family profit; willful violation of any law, rule, or regulation which results in action against or restrictions imposed on the Bank by regulatory authorities; habitual abuse of substances (as corroborated by a physician) or extended unexcused absence from work; or (2) Employee's continued failure to substantially perform Employee's duties (which failure may be determined by the Board by reference to the quality of the Company's financial condition or operating performance) with the Bank (other than any failure resulting from Disability) after a written demand for substantial performance is given to Employee by the Board which demand specifically identifies the manner in which the Board believes that Employee has not substantially performed Employee's duties. The definition of "Cause" as set forth in subsection (1) hereof is sometimes referred to separately herein as "Personal Conduct/Cause," and the definition of "Cause" as set forth in subsection (2) is sometimes referred to separately herein as "Performance/Cause." The term "Cause," standing alone, shall mean either Personal Conduct/Cause or Performance/Cause or both. For purposes of the definition of Personal Conduct/Cause, an act, or failure to act, on the Employee's part shall be considered "willful" only if done, or omitted to be done, by him without reasonable belief that such act, or failure to act, is in the best interests of the Employer.

     1.6 "Change in Control" means a change in the Board of Directors, or the Corporation or the Bank following:

            1.6.1 The acquisition, directly or indirectly, of more than 25% of the outstanding shares of any class of voting securities of the Corporation or the Bank by any Person; or

            1.6.2 A merger, consolidated or sale of all or substantially all of the assets of the Corporation or the Bank, such that the individuals constituting the Corporation Board or the Board of the Bank immediately prior to such period shall cease to constitute a majority of such Board, unless the election of each director who was not a director prior thereto was approved by vote of at least two-thirds of the directors then in office who were directors prior to such period.

            1.6.3 Notwithstanding the foregoing, any change in the Board of either the Corporation or the Bank which occurs within the twenty-four (24) month period following the Effective Date as a result of a merger with South Valley Bancorporation, shall NOT constitute a Change in Control for purposes of this Agreement.

     1.7 "Control" means the possession, direct or indirect, by any Person or "group" (as defined in section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the power to direct or cause the direction of the management policies of the Corporation or the Bank, whether through ownership of voting securities, by contract, or otherwise, and in any case means the ability to determine the election of a majority of the directors of the Corporation or the Bank.

     1.8 "Corporation" means Cupertino National Bancorp and any successor to its business or assets which executes and delivers the agreement as provided by section 10.2 herein, or which becomes bound by this Agreement by operation of law.

     1.9 "Corporation Board" means the Board of Directors of Cupertino National Bancorp.

     1.10 "Disability" means physical or mental illness resulting in absence on a full-time basis from Employee's duties with Employer for one-hundred eighty
(180) consecutive calendar days. Disability shall be deemed to have occurred only after the following procedure has been satisfied: If within thirty (30) days after written notice of proposed Termination for Disability is given to Employee by Employer, Employee has not returned to the full-time performance of Employee's duties, Employer may terminate Employee by giving written notice of Termination for Disability. Such notice may be given by Employer following Employee's absence from Employee's duties by reason of physical or mental disability for one-hundred fifty (150) consecutive calendar days.

     1.11   "Effective Date" means April 14, 1995.

     1.12   "Employee" means DAVID HOOD.

     1.13 "Employer" means the Corporation, the Bank or one of their subsidiaries which is Employee's employer on the date of a Change in Control. If Employee has more than one such employer on the date of a Change in Control, it means the employer who makes payment of Employee's monthly salary, and if two or more employers do so, each shall be deemed to be Employer for the purposes of this Agreement on a pro rata basis as to the amount of Employee's working time devoted to each, as a percentage of Employee's salary. "Employer" shall include any successor to the business or assets of an Employer and which executes the agreement provided by section 10.2 or which becomes bound by this Agreement by operation of law.

     1.14 "Person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or a government or political subdivision thereof.

     1.15 "Resignation for Good Reason" or "Resign for Good Reason" means the cessation of Employee's employment upon written notice given by Employee to Employer as provided in section 5.4.1 herein.

     1.16 "Retirement" or "Retire" means voluntary termination by Employee of his/her employment with Employer other than for reason of death, Disability or Resignation for Good Reason, as those terms are defined herein.

     1.17 "Salary" shall mean regular annual base cash compensation exclusive of incentive or bonus compensation or noncash compensation benefits.

     1.18 "Retirement Age" for purposes of this Agreement is sixty-two (62) years of age.

     1.19 "Termination" or "Terminated" means cessation of Employee's employment upon written notice (with or without Cause) given to Employee, by Employer or the Board, or their successors.

2.   POSITION AND DUTIES
     -------------------

     2.1 Employee shall be employed by the Bank as its Executive Vice President and Senior Loan Officer reporting to the Executive Management Committee, of which Employee will be a member, effective April 14, 1995 ("the Commencement Date"). As Executive Vice President and Senior Loan Officer, Employee agrees to devote his full business time, energy and skill to his duties at the Bank. These duties shall include, but not be limited to, any duties consistent with his position which may be assigned to Employee from time to time by the Bank's President.

     2.2    CODE OF PERSONAL AND BUSINESS CONDUCT. Employee agrees to abide by
            -------------------------------------
the terms and conditions of the Bank's standard employee Code of Personal & Business Conduct executed by Employee and attached here as Exhibit A.

3.   TERM
     ----

     3.1 The term of this Agreement shall commence as of the Effective Date and shall continue until the Termination, Retirement, Resignation for Good Reason (as defined in section 5.4.1) or death of Employee, whichever occurs first. This Agreement and all of its terms and conditions may be terminated upon written agreement by the parties. Notwithstanding the foregoing, nothing contained herein shall imply the existence of a contract or assurance of employment between Employee and Employer, nor shall this Agreement alter Employer's personnel policies and practices, including the right to terminate Employee at any time with or without cause.

     3.2 Notwithstanding the right of Bank to terminate Employee, any such Termination shall be governed by section 5 below.

4.   COMPENSATION
     ------------

     4.1    SALARY.  Employee shall be paid a monthly salary of $10,000.00
            ------
($120,000.00 on an annual basis), subject to applicable withholding, in accordance with the Bank's normal payroll procedures.

     4.2    BENEFITS.  Employee shall have the right, on the same basis as other
            --------
members of senior management of the Bank, to participate in and to receive benefits under any of the Bank's employee benefits plans, including medical, dental, life and disability group insurance plans as well as the Bank's 401(k) Plan and Employee Stock Purchase Plan.

     4.3  VACATION.  Employee shall accrue vacation at a rate of 2.083 days per
          --------
month, the equivalent of five (5) weeks over a one (1) year period.

     4.4  STOCK OPTIONS.  Upon joining the Bank, Employee will receive an
          -------------
initial grant of options to acquire 15,000 shares of Corporation common stock. The shares will vest under the provisions of the Bank's 1995 Stock Option Plan.

     4.5  PERFORMANCE BONUS.  Employee will be eligible for a performance bonus
          -----------------
up to 75% of base salary based upon goals, which will be set annually by the Board.

     4.6  CAR ALLOWANCE.  $500.00 per month.
          -------------

     4.7  DEFERRED COMPENSATION.  The Bank will provide Retirement compensation
          ---------------------
benefits as provided in paragraph 6 set forth below.

     4.8 In the event that Employee's acceptance of employment with the Bank at this time causes Employee to lose stock option rights with University National Bank and Trust ("University") that he would have had if he remained employed by University through the consummation of the "second stage" of University's plan merger into Comerica Bank, then the Bank will reimburse Employee for the fair market value of such stock option rights less the exercise price of the stock calculated as of the closing date of University's "first stage" merger with Interim Comerica on or about April 3, 1995, in a total amount not to exceed $175,000. Such reimbursement for lost stock option rights shall be paid to employee in two equal installments, the first on February 28, 1996 and the second on February 28, 1997, provided that no such payment shall be due or made unless Employee is an officer or employee of the Bank at such time payment is to be made. If Employee receives compensation for the loss of his stock option rights subsequent to the Bank's payment to employee, he will be required to reimburse the Bank the payment amount.

     4.9  COMPENSATION FREEZE.  Subject to the terms and conditions herein, and
          -------------------
for a period for three (3) years from the Effective Date, Employee's total annual Salary and standard employee benefits from Employer set forth above shall remain the same; provided, however, that Employee's Salary shall be increased annually to allow for a cost of living increase, such increase to be determined based on the U.S. Department of Labor Bureau of Labor Statistics Consumer Price Index for All Urban Consumers in the San Francisco, Oakland and Bay Area. In addition, it is within the complete discretion of the Employer to increase such amount of total compensation at any time and for any reason, including a promotion of Employee to a new position or title; however, other than the cost-of-living increase to Salary as provided for herein, nothing in this Agreement shall suggest or imply that the Board is under any duty or obligation to increase Employee's Salary or other compensation or standard employee benefits at any time during the three (3) year period following the Effective Date. Employee's current salary, his current participation in incentive compensation programs of the Employer and a description of current standard employee benefits are set forth above.

5.   TERMINATION OF EMPLOYMENT
     -------------------------

     5.1 The provisions of this section 5 shall govern the benefits, if any, which Employee shall receive upon Termination of his Employment.

     5.2    BENEFITS UPON VOLUNTARY TERMINATION.  In the event that Employee
            -----------------------------------
voluntarily resigns from his employment with the Bank, or in the event that his employment terminates as a result of his death or disability, Employee shall be entitled to no compensation or benefits from the Bank other than those earned under paragraph 4 above through the date of his termination.

     5.3    BENEFITS UPON OTHER TERMINATION.  Employee agrees that his
            -------------------------------
employment may be terminated by the Bank at any time, with or without cause. In the event of the termination of Employee's employment by the Bank for the reasons set forth below, he shall be entitled to the following:

            5.3.1  TERMINATION FOR PERSONAL CONDUCT/CAUSE.  The payments
                   --------------------------------------
set forth in section 5.3.2 hereof shall not apply if at any time Employee is terminated upon a good faith finding of Personal Conduct/Cause by the Board; provided, however, that Employee shall be given written notice of the Board's finding of conduct by Employee amounting to Personal Conduct/Cause for such Termination. Such notice shall be accompanied by a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board adopted at a duly-noticed meeting of the Board, and finding in good faith that Employee engaged in conduct amounting to Personal Conduct/Cause and specifying the particulars thereof.

            5.3.2 If the Employee is Terminated for Performance/Cause or other than by reason of death, Retirement, Disability or Personal Conduct/Cause, as set forth herein, or if Employee Resigns for Good Reason, as defined in section 5.4.1 below, the Bank shall pay to Employee twelve (12) months' Salary ("Severance Payment") at a rate equivalent to the then-current Salary of Employee.

            5.3.3  The Bank shall have the option of paying Severance
Payments in a lump-sum payment, or by salary continuation payments made under the Bank's normal employee compensation schedule. If the Bank chooses the lump-sum payment option, such payment shall be made not later than the tenth (10th) day following the date of cessation of employment, Termination or Resignation for Good Reason.

            5.3.4 Although a payment triggering such section is not intended hereby, amounts otherwise due under this section will be reduced if, and to the extent that, such reduction will increase the net amount Employee will receive under this Agreement after taking into account the imposition of the excise tax under section 4999 of the Internal Revenue Code, if applicable.

     5.4 If a Change in Control occurs during the Term of this Agreement, Employee may thereafter be entitled to a payment set forth in section 5.3.2 in accordance with the terms hereof, subject to the following limitations:

            5.4.1  RESIGNATION FOR GOOD REASON. The payments set forth in
                   ---------------------------
section 5.3.2 hereof shall apply if, after a Change of Control but within one year thereafter, Employee Resigns for Good Reason, upon the happening of one or more of the following events (unless such event or occurrence is applied generally to all officers and employees of Employer and any parent or successor of any of them), any of which will constitute Good Reason for Employee's
Resignation:

            5.4.1.1 Without Employee's express written consent, Employee's assignment to any duties substantially inconsistent with Employee's position, duties, responsibilities and status with Employer immediately prior to a Change in Control, or any removal of Employee from any such position to a position substantially inferior to such prior position;

            5.4.1.2 A reduction by Employer of Employee's Salary or of any bonus compensation formula applicable to Employee as in effect prior to a Change in Control;

            5.4.1.3 A failure by Employer to maintain any of the employee benefits to which Employee was entitled prior to a Change in Control at a level substantially similar to or greater than that in effect prior to a Change in Control, through the continuation of the same or substantially similar plans, programs and policies;

            5.4.1.4 The failure by Employer to provide Employee with the same number of paid vacation days and leave to which Employee would be entitled as salaried employee of Employer, or any parent or successor of Employer;

                 5.4.1.5 Employer requiring Employee to travel on employer's business to an extent substantially greater than Employee's present business travel obligations; or the relocation of Employee's office at least sixty (60) miles from its current location, without Employee's consent; and

                 5.4.1.6 The failure of the Bank to obtain the assumption of this Agreement by any successor of Employer as contemplated in section 10.2 below.

          5.4.2 The events described above are the only events which shall constitute Good Reason.

6.   CERTAIN RETIREMENT BENEFITS
     ---------------------------

     6.1 Subject to the special terms and conditions contained below, upon cessation of Employee's employment with Employer, if the Employee has reached the Retirement Age, or as soon thereafter as Employee reaches the Retirement Age, the Bank hereby agrees that the Employee and Employee's spouse shall become the joint owners (with right of survival) with the Bank of the annual increase of the cash surrender value of the policy thereafter arising; however, the Employee's (and Employee's spouse's) right to draw against such increase (such draw to reduce eventual death benefits) shall never exceed $55,000 per 12-month period (the "Retirement Draw Benefit"). The shared right to ownership of this increase shall continue for the lifetime of the Employee and the lifetime of the Employee's surviving spouse, but in no event longer than 40 years.

          6.1.1 The Retirement Draw Benefit will be made available by means of a split-dollar insurance policy which is to be purchased by the Bank within thirty (30) days of the date of this Agreement, and for which the premium payment split between the Bank and Employee and the payment terms are outlined in Exhibit B to this Agreement.

          6.1.2 Subject to the provisions of sections 6.1.3 and 6.1.4 herein, Employee's right to the Retirement Draw Benefit shall not fully vest unless he has been employed by Employer for seven (7) years from the Effective Date. If Employee's employment with Employer ends any time before a date one (1) year from the date of this Agreement (the "Anniversary Date"), Employee will not have any right to, or interest in, the Retirement Draw Benefit. If Employee's employment ends at any time after the Anniversary Date, but prior to the seven
(7) year date of full vesting, Employee's right to one-seventh (1/7) of the Retirement Draw Benefit--i.e., the right to draw $7,857, or one-seventh of $55,000, per 12-month period--will vest on the Anniversary Date, and Employee's right to the Retirement Draw Benefit will continue to proportionately vest thereafter on a monthly basis, on the first date of each month following the Anniversary Date, until employment ends.

          6.1.3 Subject to the provisions of section 6.1.2 herein, if prior to a Change in Control and during the Term hereof, Employee is Terminated for any reason other than Disability, the vesting of Employee's right to the Retirement Draw Benefit will cease as of the date of termination. If prior to a Change of Control and during the Term hereof, Employee is Terminated by reason of Disability, the vesting of Employee's right to the Retirement Draw Benefit will cease as of the date of termination unless the Board in its sole and absolute discretion approves additional vesting.

          6.1.4 Notwithstanding the provisions of section 6.1.2 herein, if after a Change in Control and during the Term hereof, Employee is Terminated, or Resigns for Good Reason, as provided in section 5.4.1 herein, Employee's right to the Retirement Draw Benefit shall immediately vest in full, and such benefit shall become available to Employee when Employee reaches Retirement Age.

7.   FEDERAL INCOME TAX WITHHOLDING
     ------------------------------

     7.1 The Bank shall withhold from any compensation or benefits payable under this Agreement all federal, state, city or other taxes or deductions as shall be required pursuant to any law, governmental regulation or ruling.

8.   ARBITRATION
     -----------

     8.1 Any controversy between the parties hereto, including the construction, application or breach of any of the terms, covenants or conditions of this Agreement, and all claims relating to or arising from Employee's employment or Termination, including all statutory claims (including but not limited to all statutes dealing with employment discrimination), shall on a timely written request of one party served upon the other, be submitted to arbitration and be governed by the California Arbitration Act as set forth in the California Code of Civil Procedure (presently sections 1280 et seq.). The
                                                                -- ---
parties agree that any written request for arbitration must be made within one year after the initiating party first learned or should have learned in the exercise of reasonable diligence of the essential facts upon which the claim is based, or first suffered any harm, or first learned or should have learned in the exercise of reasonable diligence of the breach of this Agreement, whichever is earlier. Any claim not raised within such time limitation shall be waived and forever barred. The arbitration shall take place in Santa Clara County, California.

     8.2 The parties may agree upon one arbitrator, but in the event they cannot agree, there shall be three (3), one named in writing by each of the parties within ten (10) days after demand for arbitration is given, and a third chosen by the two so appointed;

provided further that if the two appointed cannot agree on the choice, then application shall be made to a presiding judge of the Santa Clara County Superior Court for the purpose of designating a third arbitrator. The applying party (who may suggest in such application the names of a suitable third arbitrator) shall provide the other party at least 48 hours prior notice of the application so that such other party may have the opportunity to submit one or more names of persons suitable to serve as the designated third arbitrator. The presiding judge shall have discretion to designate the third arbitrator from among the names suggested by either party or from among any other persons such judge deems appropriate. The cost of such arbitration, including reasonable attorneys' fees, shall be borne by the losing party or in such proportions as the arbitrator(s) shall decide. Arbitration shall be the exclusive remedy of the parties and the award of the arbitrator(s) shall be final and binding upon the parties.

9.   GENERAL PROVISIONS
     ------------------

     9.1  NONASSIGNABILITY.  Neither this Agreement nor any right or interest
          ----------------
hereunder shall be assignable by Employee, provided, however, that nothing in this section 10 shall preclude (i) Employee from designating a beneficiary to receive any benefits payable hereunder upon Employee's death, or (ii) Employee's executors, administrators, or other legal representatives of Employee's estate from assigning any rights hereunder to the person or persons entitled thereto.

     9.2  ASSUMPTION.  The Bank shall require any successor in interest (whether
          ----------
direct or indirect or as a result of purchase, merger, consolidation, Change in Control or otherwise) to all or substantially all of the business and/or assets of the Corporation or the Bank to expressly assume and agree to perform the obligations under this Agreement.

     9.3  NO ATTACHMENT.  Except as required or permitted by law, no right to
          -------------
receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect. The payments due Employee under section 5 herein shall not be deemed earned until the conditions set forth in section 5 occur, if ever.

     9.4  BINDING AGREEMENT.  This Agreement contains the entire understanding
          -----------------
among the parties regarding Employee's relationship with Bank and Corporation and supersedes any prior employment agreements. This Agreement shall be binding upon, and inure to the benefit of, Employee, the Bank and the Corporation, and their respective heirs, successors and assigns. Each party acknowledges that no representations, inducements, promises, or agreements have been made by any party, or anyone acting on behalf of any party, which are not embodied herein and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party except as provided herein.

     9.5  AMENDMENT OR AUGMENTATION OF AGREEMENT.  This Agreement may not be
          --------------------------------------
modified or amended except by an instrument in writing signed by the parties hereto. Unless expressly agreed to in writing by the parties hereto, no additional rights or compensation, even if given or accepted, shall be deemed to modify or otherwise affect the express terms and conditions of this Agreement.

     9.6  WAIVER.  No term or condition of this Agreement shall be deemed to
          ------
have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     9.7  CONDITION OF THE BANK AND THE CORPORATION.  Notwithstanding anything
          -----------------------------------------
in this Agreement, no payment shall be made under section 5 without regulatory approval if any of the following events or circumstances exist: (i) the Bank is insolvent or a conservator or receiver has been appointed for it; (ii) the Comptroller of the Currency or other appropriate federal banking agency has made a determination that the Bank or the Corporation is in a "troubled condition" as defined by applicable regulations of such federal banking agency; (iii) the Bank or the Corporation is assigned a composite rating of 4 or 5 by the appropriate federal banking agency or is informed in writing by the OCC that it is rated a 4 or 5 under the Uniform Financial Institution's Rating System of the Federal Financial Institution's Examination Council; or (iv) the OCC has initiated a proceeding against the Bank to terminate or suspend deposit insurance for the Bank.

     9.8  SEVERABILITY.  If, for any reason, any provision of this Agreement is
          ------------
held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held invalid, and the rest of such provision together with all other provisions of this Agreement shall, to the full extent consistent with law, continue in full force and effect. (If this Agreement is held totally invalid or cannot be enforced, then to the full extent permitted by law any prior employment agreement, whether oral or written, express or implied, between the Bank and/or its affiliates, (or any successor thereof) and Employee shall be deemed reinstated as if this Agreement had not been executed.)

     9.9  NOTICES.  All notices, requests, demands and other communications
          -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if mailed by United States certified or registered mail, prepaid, to the parties or their permitted assignees at the following addresses (or at such other address as shall be given in writing by either party to the other):

          To:  Cupertino National Bank & Trust
               20230 Stevens Creek Boulevard
               Cupertino, CA 95014-2244
               Attention:  Chairman of the Board

          To: Employee at the last known address contained in the personnel records of the Bank

     9.10 HEADINGS.  The headings of paragraphs herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     9.11 GOVERNING LAW.  This Agreement has been executed and delivered in the
          -------------
State of California, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     9.12 ADVICE OF COUNSEL.  Employee has been encouraged to consult with legal
          -----------------
counsel of Employee's choosing concerning the terms of this Agreement prior to executing this Agreement. Any failure by Employee to consult with competent counsel prior to executing this Agreement shall not be a basis for rescinding or otherwise avoiding the binding effect of this Agreement. The parties acknowledge that they are entering into this Agreement freely and voluntarily, with full understanding of the terms of the Agreement. Interpretation of the terms of this Agreement shall not be construed for or against either party on the basis of the identity of the party who drafted the provision in question.


CORPORATION:                                BANK:

CUPERTINO NATIONAL BANCORP                  CUPERTINO NATIONAL BANK & TRUST

By:  /s/ Alex D. Lindiay                    By:  /s/ Sam C. Smith
     -------------------------------             ----------------------------
     _______________________________             ____________________________
Its: Vice Chairman                          Its: EVP & CEO
     -------------------------------             ----------------------------
     _______________________________             ____________________________




EMPLOYEE:


  /s/ David R. Hood
---------------------------------------
DAVID R. HOOD

                                   EXHIBIT A


As of the Effective Date, April 14, 1995, Employee's:

     1.   Annual Salary was $120,000;

     2.   Participation in incentive compensation was (describe basis/formula):
          Subjective based on performance of Bank and individual; and

     3. Standard employee benefits were comprised of: 401(K), ESPP, medical insurance, life insurance, automobile allowance, stock options, capital club members, plus any benefits added for EMC members or all employees.

                                   EXHIBIT B

Policy Premium: $554,911

Employee's Share of Premium: $218,386

     The Employee's share of the premium shall be payable pursuant to a promissory note in the form attached hereto as Attachment 1 (the "Premium Payment Note"), which note shall be paid annually by offsetting against Employee's incentive or bonus compensation at the following rates:

================================================================================
     IF BONUS COMPENSATION IS                     PAYMENT/OFFSET IS
--------------------------------------------------------------------------------
          0 to $20,000                                   0
--------------------------------------------------------------------------------
       $20,001 to $40,000                             $5,000
--------------------------------------------------------------------------------
       $40,001 to $60,000                             $8,000
--------------------------------------------------------------------------------
       $60,001 to $80,000                            $12,000
--------------------------------------------------------------------------------
      greater than $80,000                           $16,000
================================================================================

     The balance, if any, of the Premium Payment Note at Employee's death shall be paid out of the policy's death benefit proceeds; provided, that if the death benefit proceeds are less than such balance, the unpaid amount shall be paid by the Bank and shall not be an obligation of Employee or Employee's estate.

     Employee shall not be required to pay interest on the unpaid balance of the Premium Payment Note until Employee reaches Retirement Age; in consideration therefor, Employee waives all rights to any increases in the cash surrender value of the policy which arise on or before Employee reaches Retirement Age.

                                 ATTACHMENT 1

                                PROMISSORY NOTE

$218,386                                                   Cupertino, California
                                                                  April 14, 1995


          1.   Obligation. David Hood, an individual ("Maker") who is currently
               ----------
an executive employee of Cupertino National Bank & Trust (the "Bank"), for value received, hereby promises to pay to the Bank at 20230 Stevens Creek Boulevard, Cupertino, California 95014, the principal amount of two hundred eighteen thousand three hundred eight-six dollars ($218,386). This Note is delivered by Maker in payment of Marker's share of a life insurance premium for life insurance being purchased by the Bank (the "Life Insurance") pursuant to that certain Severance and Retirement Benefits Agreement between Maker and Bank dated April 14, 1995 (the "Benefits Agreement"). The terms of the Benefits Agreement are incorporated herein by this reference. Capitalized terms used herein without definition shall have the meanings assigned to them in the Benefits Agreement.

          2.   Interest Rate. This Note shall bear simple interest from and
               -------------
after the date Maker reaches Retirement Age at an annual interest rate of eight percent (8%). In the event this Note is not paid pursuant to the terms of
Section 3 below, any late payments shall bear interest until fully paid at an annual rate of five (5) points above the Bank's prime rate--which shall be defined as the then prevailing rate charged by the Bank for commercial borrowers of highest credit quality.

          3.   Payment Schedule. Maker agrees to make payments on this Note
               ----------------
annually out of incentive or bonus compensation, if any, earned by Maker under any Bank plan for such compensation, and hereby authorizes Bank to obtain such payments from Maker annually by deducting from incentive or bonus compensation (at such time as such compensation would otherwise be paid to Maker) in accordance with the following schedule:

================================================================================
     IF BONUS COMPENSATION IS                     PAYMENT APPLIED TO NOTE IS
--------------------------------------------------------------------------------
          0 to $20,000                                        0
--------------------------------------------------------------------------------
       $20,001 to $40,000                                  $5,000
--------------------------------------------------------------------------------
       $40,001 to $60,000                                  $8,000
--------------------------------------------------------------------------------
       $60,001 to $80,000                                 $12,000
--------------------------------------------------------------------------------
     greater than $80,000                                 $16,000
================================================================================

          If Maker ceases to be employed by Bank before Retirement Age, such that incentive or bonus compensation is no longer earned by Maker under any Bank plan, Maker shall have no obligation to make further payments on this Note until the death benefit provision is implemented.

          Maker further agrees that the balance of this Note, if any, unpaid at Maker's death shall be due and payable upon such death, and Maker hereby authorizes Bank to obtain from Maker the payoff of such unpaid balance by applying the death benefit proceeds from under the Life Insurance. To the extent such death benefit proceeds are insufficient to pay in full the unpaid balance of this Note, any remaining balance after application of the entire death benefit proceeds shall be deemed extinguished and no longer an obligation of Maker or Maker's estate.

          All payments received shall be applied first to interest, if any, then accrued, and then to principal.

          4.   Prepayments; Application. This Note may be prepaid in whole or in
               ------------------------
part any time without penalty or premium.

          5.   Events of Default. There shall be an "Event of Default" under
               -----------------
this Note if Maker shall fail to make a payment to Bank when due and such default shall continue for thirty (30) days after Bank provides written notice to Maker of such default.

          6.   Remedies. If an event of Default shall occur, any indebtedness of
               --------
Maker under this Note shall, at Bank's option and without notice, become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Maker; and Holder shall have all of the rights, powers and remedies available under this Note, all of which rights, powers and remedies may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default. All of the rights, powers and remedies of Bank in connection with this Note are cumulative and not exclusive and shall be in addition to any other rights, powers or remedies provided by law or equity.

          7.   Costs of Collection. If this Note is not paid when due, whether
               -------------------
at maturity or by acceleration, Maker promises to pay all costs incurred by the Bank collecting the amounts due hereunder, including reasonable attorneys' fees.

          8.   Waiver. Presentment, demand, protest, notices of protest,
               ------
dishonor and non-payment of this Note and all notices of every kind are hereby waived, except notices required by this Note. No single or partial exercise of or forbearance from exercising any power hereunder or under any guaranty pertaining to this Note shall preclude other or further exercises thereof or the exercise of any other power.

          9.   Special Principal/Interest Reduction. Maker and Holder agree that
               ------------------------------------
is Maker ceases to be employed by Bank on or before November 1, 2001, under circumstances where Maker is not, under the terms of the Benefits Agreement, fully vested with respect to the Retirement Draw Benefit, there shall be at the time of Maker's cessation of employment a one-time reduction of principal and interest (if any) owed by Maker hereunder to reflect the unvested portion of the Retirement Draw Benefit which will be foregone by Maker as a result of ceasing employment before full vesting. By way of example only, if Maker ceases employment when he is vested with respect to one-seventh of the Retirement Draw Benefit and unvested with respect to six-sevenths, there shall be a one-time reduction of six-sevenths of the principal of this Note; all other terms and conditions shall remain in effect with respect to payment of the balance.

          10.  Form of Payment; Governing Law. Principal is payable in lawful
               ------------------------------
money of the United States to the Bank. This Note has been executed and delivered by Maker in the State of California and shall be governed by and construed in accordance with the laws of the State of California.

          11.  Authority. The undersigned individuals signing this Note
               ---------
represent and warrant that the undersigned individuals are duly authorized and empowered to execute and deliver this Note on behalf of Maker and Bank.

          12.  Notice. For purposes of giving notices under this Note, all
               ------
notices shall be in writing and shall be deemed to have been duly given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the second (2nd) day after mailing, if mailed to the party to whom notice is to be given by first-class mail, postage prepaid and properly addressed as follows:

               TO MAKER:      David R. Hood

                              _____________________________

                              _____________________________


               TO BANK:       Cupertino National Bank & Trust
                              20230 Stevens Creek Blvd.
                              Cupertino, CA 95014
                              Attn: Chairman of the Board

               Any party named above may change its address for purposes of this
Section 12 by giving written notice of the new address to the Maker, and Bank, in the manner set forth above.

          13.  Successors and Assigns. This Note shall be binding upon and inure
               ----------------------
to the benefit of Maker, Bank and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first appearing hereinabove.

                                   MAKER:



                                   ________________________________
                                   David R. Hood

                                   BANK

                                   CUPERTINO NATIONAL BANK & TRUST
                                   a national banking association


                                   By:  _______________________________
                                        C. Donald Allen, Chairman, CEO